UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2005

THORATEC CORPORATION

(Exact name of registrant as specified in its charter)

California	1-8145	94-2340464

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6035 Stoneridge Drive
Pleasanton, California 94588

(Address of principal executive offices including zip code)

(925) 847-8600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a material Definitive Agreement.

On February 15, 2005, the Compensation Committee of Thoratec Corporation (the “Company”), approved the amount of year-end individual performance-related bonuses to the Company’s executive officers based on the Committee’s assessment of each individual’s performance in 2004, as well as the financial performance of the Company compared to its annual goals. The Compensation Committee determined that the Company generally did not achieve the Company-oriented financial goals for 2004. The bonus amounts to be paid to the Company’s named executive officers are set forth in the table below.

Name	Title	2004 Earned Bonus

D. Keith Grossman	President, Chief Executive Officer and Director	$153,510
Lawrence Cohen	President of International Technidyne Corporation	$91,826
Jeffrey W. Nelson	President – Cardiovascular Division	$72,228

On February 15, 2005, the Compensation Committee also approved the Thoratec Corporation Corporate Executive Incentive Plan FY2005 (the “Corporate Plan”), the Thoratec Corporation Cardiovascular Business Executive Incentive Plan FY2005 (the “Cardiovascular Plan”), and the International Technidyne Corporation Executive Incentive Plan FY2005 (the “ITC Plan,” and collectively the “Plans”), pursuant to which certain members of management, including the named executive officers, may receive bonuses for 2005. Mr. Grossman is a participant in the Corporate Plan, Mr. Cohen is a participant in the ITC Plan, and Mr. Nelson is a participant in the Cardiovascular Plan. The bonuses under each Plan are based on a specified target bonus percentage of a participant’s 2005 base salary and are payable based on the achievement of two Company-oriented financial goals and the achievement of personal performance objectives individually specified for each participant in the Plans. The specified target bonus percentages of the participants’ base salary for the 2005 plans are the same percentages that were used in the 2004 bonus plans. The Company-oriented financial goals vary depending on the specific Plan and are based on Thoratec’s 2005 revenue and pre-bonus cash earnings for the Corporate Plan, the cardiovascular division 2005 revenue and pre-bonus operating income for the Cardiovascular Plan, and ITC 2005 revenue and pre-bonus operating income for the ITC Plan. The management business objectives are personalized for each participant. In addition to the target bonus, a participant may earn an additional bonus amount if the Company, the Cardiovascular division or ITC exceeds their target cash earnings/operating income goal, as applicable. Assuming each of the Company-oriented financial goals is achieved in 2005, the target earnings/income goals are not exceeded, and each of the named executive officers achieves all of their personal performance objectives, the maximum dollar amounts of target bonuses that would be paid to the named executive officers are set forth in the table below.

Name	Title	2005 Target Bonus

D. Keith Grossman	President, Chief Executive Officer and Director	$371,280
Lawrence Cohen	President of International Technidyne Corporation	$163,334
Jeffrey W. Nelson	President – Cardiovascular Division	$194,012

2.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated as of February 22, 2005

THORATEC CORPORATION
By:	/s/ D. Keith Grossman
D. Keith Grossman
Chief Executive Officer

3.